EXHIBIT 10.18

LA QUINTA CORPORATION

FORM OF INCENTIVE STOCK OPTION

GRANTED PURSUANT TO THE LA QUINTA CORPORATION

2002 STOCK OPTION AND INCENTIVE PLAN

For good and valuable consideration, receipt of which is hereby acknowledged, LA QUINTA CORPORATION (the “Company”) does hereby grant to the individual named on the last page of this document (the “Grantee”) an option to purchase the number of shares of common stock of the Company and an equal number of shares of Class B common stock of La Quinta Properties, Inc. (“Paired Shares”) set forth on the last page of this document (the “Option”) pursuant to the Company’s 2002 Stock Option and Incentive Plan (hereinafter called the “Plan”).  This Option is an Incentive Stock Option (as defined in the Plan) with respect to the common stock of the Company and Class B common stock of La Quinta Properties, Inc.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

The price at which the Paired Shares may be purchased pursuant to this Option (the “Exercise Price”) is set forth on the last page of this document and is subject to adjustment as provided in the Plan.

This Option is subject to all of the provisions of the Plan and is subject to the following additional terms and conditions.

1.             So long as Grantee remains an eligible participant under the Plan, this Option may be exercised only as follows:  (a) commencing on the first anniversary of the date hereof and until the second such anniversary, only to the extent of one-quarter of the number of Paired Shares covered hereby; (b) commencing on the second anniversary of the date hereof and until the third such anniversary, only to the extent of one-half of the number of Paired Shares covered hereby, less the number of Paired Shares as to which this Option has been exercised previously; and (c) commencing on the third anniversary of the date hereof and until the fourth such anniversary, only to the extent of three-quarters of the number of Paired Shares covered hereby, less the number of Paired Shares as to which this Option has been exercised previously, and (d) after the fourth anniversary of the date hereof, to the extent of the full number of Paired Shares covered hereby, less the number of Paired Shares as to which this Option has been exercised previously; and this Option may not be exercised at all during the first year after the date hereof or after the tenth anniversary of the date hereof.  The period during which this Option may be exercised is hereinafter referred to as the “Exercise Period.”

2.             (a)           If the Grantee ceases to be an eligible participant under the Plan by reason of the Grantee’s death during the Exercise Period, this Option shall be exercisable by the Grantee’s beneficiary, but only during the six months following the Grantee’s death and in no event after the expiration of the Exercise Period.  During such six-month period, this Option shall be exercisable only as to the number of Paired Shares, if any, as to which it was exercisable immediately prior to the Grantee’s death.  If no beneficiary has been designated by a deceased Grantee, or if the designated beneficiaries have predeceased the Grantee, the beneficiary shall be the Grantee’s estate.

(b)           If the Grantee ceases to be an eligible participant by reason of retirement or early retirement (as determined by the Committee), this Option shall be exercisable by the Grantee for the remainder of the Exercise Period but only as to the number of Paired Shares, if any, as to which it was exercisable immediately prior to such cessation.

(c)           If the Grantee ceases to be an eligible participant under the Plan for any cause other than death, or retirement or early retirement (as determined by the Committee) during the Exercise Period, this Option shall be exercisable by the Grantee only during the 90 days following such cessation (but in no event after the expiration of the Exercise Period) and only as to the number of Paired Shares, if any, as to which it was exercisable immediately prior to such cessation.

3.             This Option shall not be exercisable unless either (a) a registration statement under the Securities Act of 1933, as amended, with respect to the Paired Shares to be issued on the exercise of the Option shall have become, and continues to be, effective, or (b) the Grantee (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, at the time of exercising the Option that he or she is acquiring the Paired Shares for his or her own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer in form and substance satisfactory to the Company and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate(s) representing the Paired Shares to be issued upon exercise of the Option.

PAIRED SHARES ISSUED UPON EXERCISE OF THE OPTION WILL BE SUBJECT TO ALL RESTRICTIONS ON TRANSFER IMPOSED BY THE

COMPANY’S CERTIFICATE OF INCORPORATION OR BY-LAWS OR BY APPLICABLE STATE OR FEDERAL SECURITIES LAWS.

4.             This Option may be exercised in accordance with its terms by the giving of written notice, in person or by registered mail, to the Company, marked “Attention:  Secretary of La Quinta Corporation,” at the principal place of business of La Quinta Corporation, 909 Hidden Ridge, Suite 600, Irving, TX  75038, of the election to purchase Paired Shares pursuant hereto accompanied by the full payment for all Paired Shares being so purchased.  Payment of the purchase price may be made in one or a combination of the following methods:  (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; (iii) through the delivery (or attestation to ownership) of Paired Shares that have been purchased by Grantee on the open market or that have been held by Grantee for at least six months and are not subject to restrictions under any plan of the Company; or (iv) by notice and third party payment in such manner as may be authorized by the Committee.  In the event the Grantee chooses to pay the purchase price by previously-owned Paired Shares through the attestation method, the number of Paired Shares issued to the Grantee upon the exercise of the Option shall be net of the Paired Shares attested to.

THIS OPTION IS NOT TRANSFERABLE OTHERWISE THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION OR PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER AND, DURING THE EXERCISE PERIOD, IS EXERCISABLE DURING THE LIFETIME OF THE GRANTEE ONLY BY HIM OR HER OR THE PERSONAL REPRESENTATIVE OF HIM OR HER.

5.             This Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Option qualifies as such.  The Grantee should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.  If the Grantee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Paired Shares issued upon exercise of this Option within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Option, he or she will notify the Company within 30 days after such disposition.

6.             The Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for federal income tax purposes, pay to the

Company or make arrangements satisfactory to the Administrator for payment of any federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Paired Shares to be issued pursuant to this Option a number of Paired Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum required withholding amount due, or (ii) transferring to the Company, a number of Paired Shares owned by the Grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum required withholding amount due.

Name of Grantee:

Number of Paired Shares subject to this Option:

Exercise Price per Paired Share:

Effective Date:

Expiration Date of Exercise Period:

LA QUINTA CORPORATION

By:
Francis W. Cash
Its Chief Executive Officer and President

This Option is hereby accepted on the terms and conditions set forth herein and is expressly subject to all the provisions set forth in the La Quinta Corporation 2002 Stock Option and Incentive Plan.

Grantee